Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the "Second Amendment"), is made this 21st day of May, 2012, by and between FUND XIII AND FUND XIV ASSOCIATES, a Georgia joint venture (as "Landlord") and ETOURANDTRAVEL (as "Tenant").

W I T N E S S E T H:

WHEREAS, NBS Orlando Quad 14, LLC ("NBS") and Tenant, or Tenant's predecessor in interest (operating under the name "Cape Canaveral Tour and Travel, Inc."), did enter into that certain Lease Agreement originally dated as of July 30, 2002, and as may have been amended from time to time ("Lease 1"), for space in that certain building (the "Building") at 3626 Quadrangle Boulevard, Orlando, Florida, as such space and Building are more particularly described in Lease 1.

WHEREAS, NBS and Tenant also did enter into that certain Lease Agreement dated as of ___________ ("Lease 2"), for the lease of additional space in the Building, as such space is more particularly described in Lease 2.

WHEREAS, Lease 1 and Lease 2 are sometimes herein collectively referred to as the "Leases".

WHEREAS, NBS did convey its interest in the Building and Leases to Landlord.

WHEREAS, Landlord, or Landlord's predecessor in interest, and Tenant modified and amended the Leases under one lease amendment, in the manner and for the purposes therein set forth, by entering into that certain First Amendment to Lease Agreement (the "First Amendment"), dated April __, 2007.

WHEREAS, Landlord and Tenant desire to further modify and amend the Leases, by virtue of and under the terms of this Second Amendment.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by the parties to one another, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

1.Effective Date. The effective date of this Second Amendment (the "Effective Date") shall be the date that substantial completion of the "Work" (as herein defined) has occurred, or the date such Work would have been substantially completed, except for any delays caused by, through or under Tenant, as described in Exhibit "C". The projected Effective Date is June 1, 2012. The Leases shall remain unmodified and in full force and effect, through the Effective Date.

2.Space Leased By Tenant; Expansion Premises. Tenant hereby leases and rents from Landlord, by virtue of this Second Amendment, and Landlord hereby leases and rents to Tenant, from and after the Effective Date (i) the same space which was leased by Landlord to Tenant under the Leases, consisting of 9,888 rentable square feet, in the aggregate, known currently as "Suite 400" (the "Original Premises"), and (ii) certain additional space, consisting of 7,076 rentable square feet, currently known as "Suite 300", and more particularly shown on Exhibit "A", attached hereto and by this reference incorporated herein (the

"Expansion Premises"). The Original Premises and the Expansion Premises, which as of the Effective Date will consist in the aggregate of 16,964 rentable square feet, are herein and in the Leases sometimes collectively referred to as the "Premises".

3.Base Rental.    (a) The Base Rent, on a per square foot per annum basis, for the Premises shall be due from and payable by Tenant as follows:

Period	Annual Base Rent (per square foot, per annum)	Monthly Base Rent	Annual Base Rent
June 1, 2012 - May 31, 2013	$14.00	$19,791.33	$237,496.00
June 1, 2013 - May 31, 2014	$14.42	$20,385.07	$244,620.88
June 1, 2014 - May 31, 2015	$14.85	$20,992.95	$251,915.40
June 1, 2015 - May 31, 2016	$15.29	$21,614.96	$259,379.56
June 1, 2016 - May 31, 2017	$15.75	$22,265.25	$267,183.00
June 1, 2017 - December 31, 2017	$16.22	$22,929.67	$275,156.08

(b)    Such Base Rent shall be payable at the times and in the manner that Rent is paid under the Leases, from and after the Effective Date.

(c)    Tenant shall not be obligated to pay Base Rent (i) for the Original Premises, the first month after the Effective Date, and (ii) for the Expansion Premises, for the first two (2) months after the Effective Date. Notwithstanding anything in this subparagraph (c) to the contrary, Tenant shall have no right to any such abatement of Base Rent at any time after which (A) a default has occurred with respect to Tenant under the Lease, (B) the Lease is not then in full force and effect, (C) Tenant has assigned the Lease or has entered into a sublease with respect to all or any portion of the Premises or (D) Tenant is in default under any other written agreement with Landlord. In addition, if either of (A) or (D) shall have occurred, Tenant shall, promptly upon demand, pay Landlord an amount equal to all Base Rent therefore abated together with interest thereon at the lesser of 18% per annum or the maximum rate permitted by law from the date each such installment of Base Rent was originally due to the day of payment. Such obligation of Tenant to pay abated Base Rent upon an event of default shall be independent of and in addition to Landlord's other rights and remedies available under the Lease or at law or in equity.

(d)    Tenant shall pay as and when due, in addition to all other amounts due under this Second Amendment, all Florida Sales Tax charged, imposed or due on any payments due from Tenant under this Second Amendment.

(e)    Any Rent or other amounts payable to Landlord under this Lease, if not paid by the fifth day of the month for which such Rent is due, or by the due date specified in any invoices from Landlord for any other amounts payable hereunder, shall incur a late payment service charge of five percent (5%) of the amount of the late payment, to help offset Landlord's administrative expense in processing such delinquent payment, and in addition thereto shall bear interest at the rate of eighteen percent (18%) per annum from and after the due date for such payment. In no event shall the rate of interest payable on any late payment exceed the legal limits for such interest enforceable under applicable law.

4.Lease Term Extension. The term of lease for Premises is extended so that it shall run for five (5) years and seven (7) months after the Effective Date, and is thus projected to extend through December 31, 2017, unless sooner terminated in accordance with the Original Lease. This is Tenant's last exercise of an extension under the Leases, leaving Tenant no further options to extend the Lease Term. For the period between the date of this Second Amendment and the Effective Date, the Rent due under the Leases shall continue at the same rate for such period on a per square foot per annum basis, and all other terms and conditions of the Leases shall remain in force and effect.

5.Operating Costs and Taxes. (a) Tenant's Share of Operating Costs, as defined in the Leases, shall be due from Tenant with respect to only the Premises during the extended lease term, in the same manner and at the same time as such Operating Costs are due under the Leases.

(b)    Tenant's Share of Taxes, as defined in the Leases, shall be due from Tenant with respect to only the Premises during the extended lease term, in the same manner and at the same time as such Taxes are due under the Leases.

6.Tenant Improvement Allowance; Work in the Premises. (a) Tenant is in occupancy of and shall take and accept the Original Premises in its current, "as is" condition. Work in the Premises shall be performed in accordance with Appendix "B" to the Leases (titled "Facility Alteration Procedure"), and any of such work in the Original Premises shall take place while Tenant is in occupancy of the Original Premises.

(b)    The Expansion Premises are provided to Tenant in their current, "as is" condition. Work in the Expansion Premises shall be done in accordance with plans and specifications which must be provided by Tenant to Landlord on or before May 18, 2012, and also in accordance with the work agreement attached to this Second Amendment as Exhibit "C".

(c)    The tenant improvement allowance for the Premises shall be Fifteen and No/100 Dollars ($15.00) per rentable square foot therein, or $254,460.00 in the aggregate (the "Premises Allowance"). Up to 85 cents (85¢) per rentable square foot within the Premises, or $14,419.40 of the Premises Allowance shall be used by Landlord to complete the "Landlord Work" (as herein defined), with the remainder to be used for work in the Premises. Any portion of the Premises Allowance not used by Tenant within twenty-four (24) months after the Effective Date shall belong to and may be retained by Landlord.

7.Additional Landlord Work. Landlord shall and hereby covenants and agrees to provide or do the following, ("Landlord's Work"), the cost of which shall be funded from the Premises Allowance:

(i)    Expand the current patio outside the Building, and extend the pavement at the north side of the Building exist, from Suite 400, in a manner as Landlord elects, in Landlord's reasonable discretion.

(ii)    Provide a bicycle rack for use by all tenants in the Building, in an area as Landlord elects.

8.Parking. As a part of Tenant's parking rights under the Lease, and so long as no event of default on the part of Tenant then exists, Landlord shall mark and designate four (4) parking spaces for Tenant's exclusive use, near the entrance to Suite 300, in such exact area as Landlord shall elect.

9.Signage. Subject to and as limited by applicable law, and so long as no event of default on the part of Tenant then exists, Landlord shall provide, at Tenant's sole cost and expense, (i) an additional panel naming Tenant on the Building's existing monument sign, and (ii) identification on the smaller signage in front of Suite 300, subject to Landlord consent as to the design, color and content of such panel.

10.Letter of Credit. (a) Landlord has the right to and shall retain the letter of credit in favor of Landlord which is currently held by Landlord in connection with the Lease. If the letter of credit is ever replaced by Tenant, then such replacement shall be in a form acceptable to Landlord, in Landlord's sole judgment, and shall be issued by a federally chartered bank with branches open in the Atlanta, Georgia metropolitan area, such institution to be otherwise acceptable to Landlord. The letter of credit shall be governed by the International Standby Practices 1998 promulgated jointly by the Institute of International Banking Law and Practice and the International Chamber of Commerce, effective Jan. 1, 1999 and found in ICC Publication No. 590 (the "ISP").

(b)    If Tenant is in default under or otherwise fails to comply with the terms of the Lease for any reason, Landlord may immediately draw upon and receive payment under said letter of credit. Partial draws shall be permitted under the terms of said letter of credit and this Lease, it being the express intent of Landlord and Tenant that the letter of credit be used, at Landlord's option and in Landlord's sole discretion, either to cure existing defaults on the part of Tenant under the Lease, and/or as a security deposit, securing the full and complete performance by Tenant of Tenant obligations under the Lease. Also, if the financial institution which has issued the letter of credit is declared insolvent by the Federal Deposit Insurance Corporation (the "FDIC"), or any successor agency with similar oversite responsibilities, is closed for any reason, or is listed on the "FDIC Bank Watch List" (or other similar list) (collectively a "Troubled Institution"), then Tenant must within ten (10) days after notice from Landlord, replace said letter of credit with a replacement letter of credit from a financial institution which is not a Troubled Institution, which letter of credit must otherwise be in accordance with the terms of this paragraph.

(c)    Such letter of credit shall permit transfers of the payee thereunder if Landlord transfers its interest in the Building, such transfers to be at no cost to Landlord. The letter of credit shall be open and may be drawn upon for a period which expires two (2) months after the scheduled expiration of the Term; provided however, that such letter of credit may be of a duration shorter than said period, so long as Tenant replaces said letter of credit with a new letter of credit, on the same terms and conditions, and in the same amount, as the prior letter of credit, at least one (1) month prior to the expiration of the prior letter of credit. If Tenant fails to replace a prior letter of credit within the period required herein, Landlord shall be immediately authorized and entitled to demand and receive payment under said letter of credit, and to apply and hold the proceeds from that letter of credit as a security deposit under the terms and conditions of the Lease.

11.Guaranty.    Landlord's acceptance and execution of this Second Amendment is expressly contingent upon the due execution and delivery of the Acknowledgement and Consent of Guarantor, in the form attached hereto as Exhibit "B", by this reference incorporated herein, Kosmas Group International, Inc.

12.Broker Disclosure. Jones Lang LaSalle Brokerage, Inc. ("JLL") has acted as agent for Landlord in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. No party, agent or broker has acted as agent for Tenant in this transaction. Landlord represents that it has dealt with no other broker other than the broker(s) identified herein. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim. Tenant represents that it has dealt with no broker other than the broker(s) identified herein. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim. If the State of Florida provides for broker liens, Tenant will cause its broker to execute a customary lien waiver, adequate under the law of the state where the Building is located, to extinguish any lien claims such broker may have in connection with this Second Amendment.

13.Defined Terms. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

14.No Other Modifications. Except as expressly modified by this Second Amendment, the Original Lease remains unmodified and in full force and effect.

15.Transfer, Successors and Assigns. This Second Amendment shall inure to the benefit of and shall be binding upon Landlord, Tenant, and their respective transfers, successors and assigns.

16.Time of Essence. Time is of the essence of this Second Amendment.

17.Florida Law. This Second Amendment shall be construed and interpreted under the laws of the State of Florida.

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be executed under seal and delivered, on the day and year first above written.

"Landlord"

FUND XIII AND FUND XIV ASSOCIATES, a Georgia joint venture

By:      Wells Real Estate Fund XIII, L.P., a Georgia
limited partnership

            By:      Wells Capital, Inc., a Georgia
corporation, its general partner

                        By: /s/ Randall D. Fretz
                        Name: Randall D. Fretz
                        Title: Sr. Vice President

By:      Wells Real Estate Fund XIV, L.P., a Georgia
limited partnership

            By:      Wells Capital, Inc., a Georgia
corporation, its general partner

                        By: /s/ Randall D. Fretz
                        Name: Randall D. Fretz
                        Title: Sr. Vice President

"Tenant"

ETOURANDTRAVEL

By: /s/ J. Lance Croft
Its: President

Attest: /s/ David P. Arieti
Its: Controller

(CORPORATE SEAL)

OFFICE
CONFERENCE ROOM
RECEPT.
OPEN OFFICE
STORAGE
INTERVIEW
INTERNAL CALL CTR
SUPPLY
ELEC.
EXISTING CALL CTR
VCT carpet
carpet VCT
MECH ROOM
ELECT. ROOM
RSVP

Highlighted Markers:

1. New Store Front System
2. Salvaged Store Front and doors reinstalled
3. Confirm sizing of supplemental AC unit - room is hot
4. New walk off matt - Lees.
5. Patch/repair ceiling (match existing)
6. New door
7. New sidelight
8. Access Control - Card reader
9. Extend existing side walk.
10. Enlarge existing outdoor concrete pad.
11. Add Bike Rack
12. New sales area approx. 4'x4' fixed workstations
    30" Deep counter, duplex and data needed at ea.
13. New Single light wood/glass door
14. Existing double rep station to be divided
    additional duplex and data to be needed
15. Push button release at reception
16. New call center approx. 3'-10"x4" fixed workstations
    27" deep counter, duplex and data needed at ea.
17. Exterior signage
18. Remove and relocate existing door closer.
19. Install existing door locator from removed location.
20. Remove reception desk/gate new rep station match existing.
21. Close existing opening
22. Additional power receptacles added to new divide wall.
23. New Dark door
24. New light door

General Notes:

1. All existing carpeted areas to be replace with new carpet UNO.
2. New paint throught
3. Replace damaged or discolored ceiling tiles, typ.
4. Repair/install new VCT (see legend of hatch to identify where)

Finishes:

1. Flooring:
   Carpet: TI Allowance
   VCT: Mannington 12 x 12 in a checkerboard pattern
   Essentials 107 Bisque
   Essentials 256 Frosted Jade
2. Base:
   Johnsonite: 29 Moon Rock - 4" vinyl cove
3. Paint:
   overall color: ICI - 560 Russian White
   accent color: ICI - 876 Wellington
4. Wall protection: In Pro
   sheet: rigid sheet with trim G2 blend 404 - .06 thick. Color-TBD corner gaurds: 160 - 2"x2" surface mount. Color-TBD

EXISTING PARTITIONS
NEW FULL HEIGHT PARITIONS
NEW PARTIAL HEIGHT PARITIONS

corner guard
wood cap
4'-0"
UP
vinyl base

Wall protection plan
*Typical in all of call center and sales area 'cubes'

Wall protection elevation

Indicates wall protection (plan) in sales area

Indicates corner guards (plan) in sales area

Indicates New VCT

QUADRANGLE

1ST FLOOR SPACE PLAN - C4

Scale: 1/16" = 1'-0"

Copyright HUNTON BRADY Architects P.A. All Rights Reserved.

1-12014.00

05.15.12

Hunton Brady ARCHITECTS

JLC

EXHIBIT "B"

ACKNOWLEDGMENT, CONSENT
AND REAFFIRMATION OF GUARANTOR OF LEASE

THIS ACKNOWLEDGMENT, CONSENT AND REAFFIRMATION OF GUARANTOR OF LEASE (the “Consent”), is made this 18th day of May, 2012, by KOSMAS GROUP INTERNATIONAL, INC. (“Guarantor”), to and for the benefit of WELLS FUND XIII AND XIV JOINT VENTURE(“Landlord”).

WITNESSETH:

WHEREAS, Guarantor did duly execute and deliver that certain Guaranty of Lease (the “Original Guaranty”), on July 20, 2002, in connection with and as a material inducement for that certain Lease Agreement, as may have been amended previously (the “Original Lease”), involving NBS Orlando Quad 14, LLC and Canaveral Tour and Travel, Inc., the predecessor in interest to Tenant ("Tenant”).

WHEREAS, Landlord and Tenant have entered into an amendment to or assignment of the Original Lease (whichever is applicable being herein referred to as the “Lease Amendment”), dated April _____, 2007, subject to and conditioned upon the execution and delivery of this Consent.

WHEREAS, Landlord would not have entered into or agreed to the Lease Amendment, were it not for the execution and delivery of this Consent to Landlord, which Consent was a material inducement to Landlord to enter into the Lease Amendment.

WHEREAS, Guarantor, which will derive material and substantial benefit from the Lease Amendment, desires to provide this Consent, in connection with the Lease Amendment.

NOW THEREFORE, for and in consideration of the mutual covenants contained herein, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by the parties hereto to one another, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

1.    Amendment to Lease. Guarantor hereby acknowledges and consents to the fact that the Original Lease has been modified and amended by virtue of the Lease Amendment.

2.    No Modification. The granting of this Consent by Guarantor to Landlord and Tenant in no way modifies or amends the Guaranty or any Guarantor's obligations and duties under the Guaranty. Said Guaranty is and shall remain in full force and effect and is a valid and continuing obligation of Guarantor according to its terms.

3.    No Further Consent Required. The request made by Landlord herein and the giving of this Consent by Guarantor shall in no way be or be deemed to be a waiver of Landlord's rights under the Guaranty.

4.    Binding Nature. This Consent shall inure to the benefit of Landlord, Tenant and their respective heirs, legal representatives, successors and assigns.

5.    Law.    This Consent has been given, and shall be construed under, the laws of the State of Florida.

IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed under seal and delivered on the day and year first above written.

“Guarantor”

KOSMAS GROUP INTERNATIONAL, INC., a Florida corporation

By: /s/ J. Lance Croft
Its: Vice President

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EXHIBIT C

WORK AGREEMENT

1.    Design of Tenant's Work. Tenant shall, using an architect approved by Landlord, cause final detail design plans, specifications and working drawings ready for construction to be prepared in accordance with applicable laws, ordinances, rules, regulations and codes of all governmental bodies ("Legal Requirements") and to be approved, in writing, by Landlord and Tenant ("Tenant's Plans"). Subject to the provisions of this Work Agreement Tenant may use "Tenant's Allowance" for payment for Tenant's Plans. Landlord, as Tenant's agent, has contracted with Hunton Brady, architects, to prepare Tenant's Plans for Tenant. Tenant's Plans shall include, but not be limited to, demolition plans, the location of interior partitions doors, electrical switches and outlets and telephone outlets; reflected ceiling plan showing the location of lights, fans, diffusers, and vents, electrical outlets, plumbing and mechanical plans; floor and wall coverings; signs and such other items necessary or desirable to determine if, in Landlord's sole opinion, the work shown on Tenant's Plans is aesthetically compatible with the surrounding improvements, and to allow Landlord to obtain accurate bids on, and to accurately determine the cost to complete the installation of work shown on the Tenant's Plans ("Tenant's Work"). Tenant shall submit four (4) copies of Tenant's Plans to Landlord within two (2) days after the execution and delivery of this Lease. Tenant's Plans shall conform to and be consistent with the Preliminary Plan. Landlord shall approve (or approve with conditions) Tenant's Plans or disapprove Tenant's Plans and give Tenant the reasons for disapproval. If Landlord disapproves Tenant's Plans, Tenant shall make the changes to Tenant's Plans required by Landlord to obtain Landlord's approval of Tenant's Plans and Tenant shall resubmit Tenant's Plans to Landlord for Landlord's approval. If Landlord has "approved with conditions", Tenant shall either accept such conditions or resubmit Tenant's Plans with changes to correct the issues that are the basis for such conditions and in such event, such resubmission shall be treated in the same way as if Tenant's Plans had been initially disapproved by Landlord. This procedure shall continue until Tenant's Plans are approved by Landlord and Tenant. Landlord shall give Tenant approval or disapproval of Tenant's Plans within five (5) business days of the date Tenant submits or resubmits plans to Landlord. Four (4) sets of Tenant's Plans as finally approved by Landlord and Tenant shall be signed and dated by Landlord and Tenant as ready for construction. Tenant's Work performed pursuant to this Exhibit C shall be deemed permanent fixtures and shall become the property of Landlord upon completion of same by Landlord.

2.    Building Standard Plans. Tenant has access to the Building standard plans and specifications for the Premises regarding, among other things, the location, type and layout of the electrical, plumbing, structural and mechanical systems, equipment and facilities serving the Premises, all of which shall be, or have heretofore been, installed by Landlord. Tenant's Plans shall be designed to and shall be consistent extensions of the aforesaid Building standard plans.

3.    Review of Tenant's Plans. The review and approval of Tenant's Plans by Landlord are solely for purposes of determining, in Landlord's sole opinion, whether or not Tenant's Plans are compatible with the function, design, capacity and layout of the mechanical, structural, electrical and plumbing systems, facilities and equipment located in the Building. Landlord shall not be liable to Tenant or to any other person for the performance, design or quality of Tenant's Work, for its failure to comply with applicable Legal Requirements or for the utility or functional aspects of Tenant's Work.

4.    Performance of Tenant's Work.

(a)    After approval of Tenant's Plans, Landlord shall obtain bids from outside contractors approved by Landlord and Tenant to perform Tenant's Work. Landlord agrees to use the contractor providing the lowest bid (any such contractor selected to be "Contractor" hereunder), and such bid price plus Landlord's direct contractor costs(s) shall for purposes of this Lease be the "Cost of Tenant's Work".

(b)    If Landlord shall be delayed in completing Landlord's construction as a result of:

(i)	Tenant's request for materials or finishes other than Landlord's standard; or

(ii)    Tenant's changes in the approved plans; or

(iii)Tenant's failure to approve the plans and specifications or the estimate of construction costs in a timely manner pursuant to the provisions herein; or

(iv)	The performance of work by a person, firm or corporation employed by Tenant and delays in the completion of said work by said person, firm or corporation,

then Tenant shall pay to Landlord any additional cost to Landlord in completing Landlord's construction resulting from any of the foregoing failures, acts or omissions of Tenant. All such delays in this Section shall be a Tenant delay and shall not cause any extension or delay of the Commencement Date.

(c)    Promptly after approval of Tenant's Plans and the "Cost of Tenant's Work" (as hereinafter defined) by Landlord and Tenant, and provided Tenant has paid Landlord the "Cost Differential" (as hereinafter defined), if any, Landlord shall cause construction of Tenant's Work to be commenced. Landlord shall use reasonable efforts to cause Tenant's Work to be completed substantially in accordance with Tenant's Plans in an expeditious manner after commencement thereof, subject, however, to an extension of said time equal to the period of time that the performance of Landlord's obligations is prevented, delayed, retarded or hindered by acts of God, weather or unusual severity, fire, earthquake, flood, explosion, action of the elements, malicious mischief, inability to procure or general shortage of labor, services material, equipment, facilities, or supplies in the open market, failure of transportation, strikes, lockouts, actions of labor unions, condemnation, public requisition, laws, orders of government or civil or defense authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of Landlord ("Unavoidable Delays"). In any Unavoidable Delays during the course of performing Tenant's Work, the number of days set forth above in this Paragraph shall be increased each time by a number of days equal to the number of days of each such delay.

(d)    Tenant hereby appoints Lance Croft ("____") as the construction manager, and the authorized representative of Tenant for purposes of dealing with Landlord with respect to all matters involving, directly or indirectly, Tenant's Plans and Tenant's Work including without limitation, change orders to Tenant's Plans (the "Designated Representative"). Tenant hereby warrants and represents to Landlord that the Designated Representative has the requisite power and authority to deal with Landlord in the manner contemplated herein and that Tenant shall be bound by the acts and omissions of the Designated Representative. Lance shall be responsible for directing Tenant's Work and for interfacing with Contractor on a day-to-day basis.

(e)    Subject to the provisions set forth in this Exhibit C and Landlord's receipt of a building permit, Landlord shall commence construction of Tenant's Work within ten (10) days after final approval by Landlord of Tenant's Plans and approval by Landlord of the cost to complete Tenant's Work (the "Cost of Tenant's Work").

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(f)    The Allowance is provided to help Tenant pay for Tenant's Work. Landlord shall disburse the Allowance in monthly progress payment installments, provided Tenant has submitted invoices, certificates of insurance, a Tenant's affidavit, partial or final lien waivers (as appropriate) and affidavits of payment by Contractor and all subcontractors, sub-subcontractors and material suppliers, and such other evidence as Landlord reasonably requires to evidence that the cost of the tenant improvements or other costs has been paid, or is being paid with such draw, and that no mechanic's or other liens have been or may be filed against the Building or Premises arising out of the design or performance of Tenant's Work. Funding of portions of the Allowance shall also be subject to Landlord retaining amounts held under such contracts, with ten percent (10%) being retained under the contract of Contractor, and five percent (5%) of the entire amount of the Allowance being retained until completion of Tenant's Work in accordance with this Exhibit, and also subject to Landlord's reasonable assurances that all subcontractors, material suppliers and other such vendors have been and are being paid on a timely basis. Invoices related to draws of the Allowance may only be submitted once per month, and proper, conforming requests submitted by the 20th day of any month shall be paid on or about the 15th day of the next month.

5.    Tenant's Inspection of Premises.

(a)    Within five (5) days after the date of notice of substantial completion referred to in this Exhibit C, the Designated Representative and Landlord shall jointly inspect the Premises for purposes of determining whether or not any unfinished work which may be required to be performed pursuant to the Tenants' Plans ("Punchlist Items") remains incomplete. Landlord shall be responsible for causing the Punchlist Items to be completed as expeditiously as reasonably practicable. Substantial completion of the Premises shall be deemed to have occurred so long as any Punchlist item does not reasonably prevent Tenant from beneficially occupying substantially all of the Premises and using the Premises for the purposes intended.

(b)    The Designated Representative may visit the Premises and inspect same and may consult with Landlord and its supervisors, architects, engineers, and agents; provided, however, that the Designated Representative shall comply with all applicable legal requirements and the requirements of all insurance policies carried by Landlord with respect to the Premises which may prohibit, limit or condition access to the Premises during the period of such construction. Tenant shall promptly notify Landlord of any deviations from Tenant's Plans in the construction of the Premises of which Tenant has knowledge.

6.    Cost Differential. For purposes of this Exhibit C, the term "Cost Differential" shall mean the remainder, if any, obtained by subtracting the Tenant's Allowance from the Cost of Tenant's Work. Tenant shall pay the Cost Differential to Landlord prior to Landlord commencing Tenant's Work. The Cost Differential be due and owing to Landlord as Additional Rent. If there are any cost savings after deducting the Cost of Tenant's Work from Tenant's Allowance, there will be no credit to the Rent or any other sum due from Tenant under the Lease.

7.    Change Orders. After commencement of the Tenant's Work by Landlord, but before commencement of any changes to Tenant's Plans, such changes to Tenant's Plans and the cost thereof (either deductive or additional) shall be mutually agreed upon in writing by both Landlord and Tenant and the cost of Tenant's Work shall be adjusted accordingly. No changes to Tenant's Work will be performed without written approval from Landlord and Tenant. Tenant shall comply with all of Landlord's requirements (as to submittals, details, costs figures, cooperation, and any other item and procedure) as to each such request for a change to Tenant's Plans. If any change results in an increase in the cost of Tenant's Work, an amount of money equal to such increase shall be paid to Landlord simultaneously with the approval of such change by Landlord and Tenant or the payment thereof shall otherwise be secured in a manner acceptable to Landlord. If, in Landlord's opinion, any change will prevent Landlord from timely completing Tenant's Work, then such

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number of days shall be increased by a number of days which shall be sufficient, in Landlord's reasonable estimation, to allow completion of Tenant's Work and such change.

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